EXHIBIT 24

POWER OF ATTORNEY

      Bowne & Co., Inc. and each person whose signature appears below hereby authorize both Denise K. Fletcher and Douglas F. Bauer, each with full power to act alone, to file in either paper or electronic form a Registration Statement on Form S-8 and any and all amendments thereto, under the Securities Act of 1933 as amended, relating to the Bowne & Co., Inc. 1999 Incentive Compensation Plan and its various supplements and component agreements. Bowne & Co., Inc. and each such person hereby further appoint both Denise K. Fletcher and Douglas F. Bauer as his or her and its attorneys-in-fact, each with full power to act alone, to execute such Registration Statement and any and all amendments thereto in the name and on behalf of Bowne & Co., Inc. as well as in the name and on behalf of each such person, individually and in each capacity stated below, thereby granting to said attorneys-in-fact and each of them full power and authority to do and perform each and every act and thing whatsoever that any of them may deem necessary or advisable in order to carry out fully the intent of the foregoing as the undersigned might or could do personally or in their capacities aforesaid.

BOWNE & CO., INC.

By:	/s/ JAMES P. O’NEIL

James P. O’Neil President and Chief Operating Officer

Dated: June 24, 1999

Name	Title	Date

/s/ ROBERT M. JOHNSON (Robert M. Johnson)	Chairman of the Board and Chief Executive Officer (and Director)	June 24, 1999

/s/ JAMES P. O’NEIL (James P. O’Neil)	President and Chief Operating Officer (and Director)	June 24, 1999

/s/ DENISE K. FLETCHER (Denise K. Fletcher)	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	June 24, 1999

/s/ C. CODY COLQUITT (C. Cody Colquitt)	Vice President and Controller (Principal Accounting Officer)	June 24, 1999

/s/ ROBERT M. CONWAY (Robert M. Conway)	Director	June 24, 1999

Name	Title	Date

/s/ H. MARSHALL SCHWARZ (H. Marshall Schwarz)	Director	June 24, 1999

/s/ WENDELL M. SMITH (Wendell M. Smith)	Director	June 24, 1999

/s/ LISA A. STANLEY (Lisa A. Stanley)	Director	June 24, 1999

/s/ VINCENT TESE (Vincent Tese)	Director	June 24, 1999

/s/ HARRY WALLAESA (Harry Wallaesa)	Director	June 24, 1999

/s/ RICHARD R. WEST (Richard R. West)	Director	June 24, 1999